EXHIBIT 4.3

THIS WARRANT AND THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER SUCH ACT AND/OR APPLICABLE STATE SECURITIES LAWS, OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL OR OTHER EVIDENCE, REASONABLY SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.

Issued: _________ ___, 20___

WARRANT TO PURCHASE SHARES

of

INVENT VENTURES, INC.

THIS CERTIFIES THAT, for value received, __________________________________, or its registered assigns (the “Holder”), is entitled, subject to the terms and conditions set forth herein, to purchase from INVENT Ventures, Inc., a Nevada corporation (the “Company”), Shares (as defined below), in the amounts, at such times and at the price per share set forth herein. The term “Warrant” as used herein shall include this Warrant and any warrants delivered in substitution or exchange therefor as provided herein.

1. Purchase of Shares. Subject to the terms and conditions herein, the Holder is entitled, upon surrender of this Warrant to the Company, to purchase from the Company up to the number of fully paid and nonassessable Shares calculated by dividing ___________ by the lesser of (a) 0.50, or (b) the price per share of the Shares sold to investors in the next Qualified Equity Financing.

2. Definitions.

(a)          Change of Control. The term “Change of Control” shall mean (i) any stock acquisition (but excluding any sale of stock for capital raising purposes), reorganization, merger or consolidation, other than a transaction or series of related transactions in which the holders of the voting securities of the Company outstanding immediately prior to such transaction or series of related transactions retain, immediately after such transaction or series of related transactions, at least a majority of the total voting power represented by the outstanding voting securities of the Company or such other surviving or resulting entity or (ii) a sale, lease or other disposition of all or substantially all of the assets of the Company.

(b)          Promissory Note Repayment. “Promissory Note Repayment” shall mean the date upon which the Promissory Note, executed by and among the Company and the Holder on _________, 2012, is repaid in full.

(c)          Qualified Equity Financing. The term “Qualified Equity Financing” shall mean a transaction or series of related transactions pursuant to which the Company issues and sells shares of its capital stock, with the principal purpose of raising capital, for aggregate proceeds of at least $2,000,000 (excluding all amounts received upon conversion or cancellation of indebtedness).

(d)          Shares. The term “Shares” shall mean the shares of the capital stock issued to investors in the Company’s next Qualified Equity Financing; provided, however, that if no Qualified Equity Financing has occurred prior to the expiration date of this Warrant, then the Holder may elect for the “Shares” to be the Company’s Common Stock.

3. Exercise Price and Period

(a)   Exercise Period. This Warrant shall be exercisable, in whole or in part, during the term commencing on the business day immediately following the Promissory Note Repayment and ending on the expiration of this Warrant pursuant to Section 14 hereof.

(b)   Exercise Price. The exercise price for the Shares (the “Exercise Price”) shall be lesser of (a) $0.50, and (b) the price per share of the Shares sold to investors in the next Qualified Equity Financing; provided, however, that if no Qualified Equity Financing has occurred prior to the expiration date of this Warrant and the Holder elects for the “Shares” to be Common Stock, then the exercise price shall be $0.50.

4. Method of Exercise. While this Warrant remains outstanding and exercisable, the Holder may exercise, in whole or in part, the purchase rights evidenced hereby. Such exercise shall be effected by (i) the surrender of this Warrant, together with a notice of exercise, in substantially the form attached as Exhibit A, to the Chief Executive Officer of the Company at its principal offices and (ii) the payment to the Company of the aggregate Exercise Price for the number of Shares being purchased.

5. Certificates for Shares. As soon as practicable upon the exercise of this Warrant, the Company shall issue the Holder a certificate for the number of Shares so purchased and, if such exercise is in part, a new warrant (dated the date hereof) of like tenor representing the remaining number of Shares purchasable under this Warrant.

6. Issuance of Shares. The Company covenants that the Shares, when issued pursuant to the exercise of this Warrant, will be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof.

7. Adjustment of Exercise Price and Number of Shares. The number of and kind of securities purchasable upon exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time as follows:

(a)   Subdivisions, Combinations and Other Issuances. If the Company shall at any time prior to the expiration of this Warrant subdivide the Shares (or the Common Stock underlying the Shares, if applicable), by split-up or otherwise, or combine its Shares (or the Common Stock underlying the Shares, if applicable), or issue additional shares of its Shares (or the Common Stock underlying the Shares, if applicable) as a dividend, the number of Shares issuable on the exercise of this Warrant shall be proportionately increased in the case of a subdivision or stock dividend, or proportionately decreased in the case of a combination. Appropriate adjustments shall also be made to the purchase price payable per share, but the aggregate purchase price payable for the total number of Shares purchasable under this Warrant (as adjusted) shall remain the same. Any adjustment under this Section 7(a) shall become effective at the close of business on the date the subdivision or combination becomes effective, or as of the record date of such dividend, or if no record date is fixed, upon the making of such dividend.

(b)   Reclassification, Reorganization and Consolidation. In case of any reclassification, capital reorganization, or change in the capital stock of the Company (other than as a result of a subdivision, combination, or stock dividend provided for in Section 7(a) above), then the Company shall make appropriate provision so that the Holder shall have the right at any time prior to the expiration of this Warrant to purchase, at a total price equal to that payable upon the exercise of this Warrant, the kind and amount of shares of stock and other securities and property receivable in connection with such reclassification, reorganization, or change by a holder of the same number of Shares as were purchasable by the Holder immediately prior to such reclassification, reorganization, or change. In any such case appropriate provisions shall be made with respect to the rights and interest of the Holder so that the provisions hereof shall thereafter be applicable with respect to any shares of stock or other securities and property deliverable upon exercise hereof, and appropriate adjustments shall be made to the purchase price per share payable hereunder, provided the aggregate purchase price shall remain the same.

(c)   Notice of Adjustment. When any adjustment is required to be made pursuant to this Section 7, the Company shall promptly notify the Holder of such event and of the number of Shares or other securities or property thereafter purchasable upon exercise of this Warrant.

8. Reservation of Stock. The Company shall at all times have authorized and reserved, and shall keep available free from preemptive rights, a sufficient number of shares of Common Stock to provide for the exercise of the rights represented by this Warrant.

9. No Fractional Shares or Scrip. No fractional shares or scrip representing fractional Shares shall be issued upon the exercise of this Warrant, but in lieu of such fractional Shares the Company shall make a cash payment therefor on the basis of the exercise price then in effect.

10. Representations of the Company. The Company represents that all corporate actions on the part of the Company, its officers, directors and stockholders necessary for the sale and issuance of this Warrant have been taken.

11. Representations and Warranties by the Holder. The Holder represents and warrants to the Company as follows:

(a)   This Warrant and the Shares issuable upon exercise hereof are being acquired for its own account, for investment and not with a view to, or for resale in connection with, any distribution or public offering within the meaning of the Securities Act of 1933, as amended (the "Act").

(b)   The Holder understands that this Warrant and the Shares have not been registered under the Act by reason of their issuance in a transaction exempt from the registration and prospectus delivery requirements of the Act pursuant to Section 4(2) thereof, and that they must be held by the Holder indefinitely, and that the Holder must therefore bear the economic risk of such investment indefinitely, unless a subsequent disposition thereof is registered under the Act or is exempted from such registration.

(c)   The Holder has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the acquisition of this Warrant and the Shares purchasable pursuant to the terms of this Warrant.

(d)   The Holder is able to bear the economic risk of the purchase of the Shares.

12. Restrictive Legend.

The Shares (unless registered under the Act) shall be stamped or imprinted with a legend in substantially the following form:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. SUCH SHARES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS. COPIES OF THE AGREEMENT COVERING THE PURCHASE OF THESE SHARES AND RESTRICTING THEIR TRANSFER MAY BE OBTAINED AT THE PRINCIPAL EXECUTIVE OFFICES OF THE COMPANY.

13. Warrants Transferable. Subject to compliance with the terms and conditions of this Section 13, this Warrant and all rights hereunder are transferable, in whole or in part, without charge to the Holder (except for transfer taxes), upon surrender of this Warrant properly endorsed or accompanied by written instructions of transfer. With respect to any offer, sale or other disposition of this Warrant prior to registration of such Warrant, the Holder agrees to give written notice to the Company prior thereto, describing briefly the manner thereof, together with a written opinion of such Holder’s counsel, if reasonably requested by the Company, to the effect that such offer, sale or other disposition may be effected without registration or qualification (under the Act or any federal or state securities law then in effect); provided, however, that no such opinion of counsel shall be required for (a) transfers made pursuant to Rule 144 under the Act or (b) transfers by a Holder (i) that is a partnership transferring to its partners or former partners in accordance with partnership interests, (ii) that is a corporation transferring to a wholly-owned subsidiary or parent corporation that owns all of the capital stock of the Holder, (iii) that is a limited liability company transferring to its members or former members in accordance with their interests in the limited liability company, (iv) that is an individual transferring to a family member or trust for the benefit of the Holder, or (v) to an Affiliate (as defined below). Upon receiving such written notice and reasonably satisfactory opinion, if such opinion is required and requested by the Company, the Company, as promptly as practicable, shall notify such Holder that such Holder may sell or otherwise dispose of this Warrant in accordance with the terms of the notice delivered to the Company. If a determination has been made that the opinion of counsel for the Holder is not reasonably satisfactory to the Company, the Company shall so notify the Holder promptly with details thereof after such determination has been made. For the purposes hereof, an “Affiliate” shall mean a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the person specified.

14. Expiration of Warrant. This Warrant shall expire and no longer be exercisable upon the earlier of (a) the consummation of any Change of Control or (b) 5:00 p.m. Pacific time on the three (3) year anniversary of the Promissory Note Repayment. The Company will provide the Holder with at least ten (10) days written notice prior to any Change of Control.

15. Notices. All notices hereunder shall be effective when given, and shall be deemed to be given upon receipt or, if earlier, (a) five (5) days after deposit with the U.S. Postal Service or other applicable postal service, if delivered by first class mail, postage prepaid, (b) upon delivery, if delivered by hand, (c) one business day after the business day of deposit with Federal Express or similar overnight courier, freight prepaid or (d) one business day after the business day of facsimile transmission, if delivered by facsimile transmission with copy by first class mail, postage prepaid, and shall be addressed (i) if to the Holder, ___________________________________________, and (ii) if to the Company, at 137 Bay Street Unit #1, Santa Monica, CA 90405, tel: (702) 943-0320, or at such other address or facsimile number as the Company shall have furnished in writing.

16. Subchapter M Election. Notwithstanding anything herein to the contrary, for so long as the Company has elected to be taxed pursuant to Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”), any exercise, transfer or disposition of this Warrant by the Holder that would preclude the Company from being taxed according to the provisions of Subchapter M of the Code, or that would result in a change of the Company’s tax status under the Code, shall not be permitted and any such exercise, transfer or other disposition shall be null, void and of no effect.

17. Governing Law. This Warrant shall be governed by the laws of the State of California, without regard to the conflicts of law provisions of any jurisdiction.

18. Binding Arbitration. Any dispute arising out of or in connection with this Warrant shall be resolved solely and exclusively by confidential binding arbitration with the Santa Monica, California branch of JAMS (“JAMS”) to be governed by JAMS’ Commercial Rules of Arbitration applicable at the time of the commencement of the arbitration (the “JAMS Rules”) and heard before one arbitrator. The Holder and the Company shall attempt to mutually select the arbitrator. In the event the Holder and the Company are unable to mutually agree, the arbitrator shall be selected by the procedures prescribed by the JAMS Rules. The prevailing party will be entitled to reasonable attorneys’ fees, in addition to any other relief to which that party may be entitled.

19. Rights and Obligations Survive Exercise of Warrant. Unless otherwise provided herein, the rights and obligations of the Company, of the Holder and of the holder of the Shares issued upon exercise of this Warrant, shall survive the exercise of this Warrant.

20. Amendments and Waivers. No modification of or amendment to this Warrant, nor any waiver of any rights under this Warrant, will be effective unless in a writing signed by the Company and the Holder. Waiver by the Holder of a breach of any provision of this Warrant will not operate as a waiver of any other or subsequent breach.

21. No Impairment. The Company shall not, by amendment of its Certificate of Incorporation or through a reorganization, transfer of assets, consolidation, merger, dissolution, issue, or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed under this Warrant by the Company, but shall at all times in good faith assist in carrying out of all the provisions of this Warrant and in taking all such action as may be necessary or appropriate to protect the Holder’s rights under this Warrant against impairment.

[Signature page follows]

The Company has caused this Warrant to be issued as of the date first written above.

INVENT Ventures, Inc.
a Nevada corporation

By:
Name:
Title:

By:
Name:
Title:

EXHIBIT A

NOTICE OF EXERCISE

TO:	INVENT Ventures

137 Bay Street #1

Santa Monica, CA 90405

1.           The undersigned hereby elects to purchase __________ shares of _____________ pursuant to the terms of the attached Warrant.

2.           Method of Exercise (Please initial the applicable blank):

___	The undersigned elects to exercise the attached Warrant by means of a cash payment, and tenders herewith payment in full for the purchase price of the shares being purchased, together with all applicable transfer taxes, if any.

3.           Please issue a certificate or certificates representing said Shares in the name of the undersigned or in such other name as is specified below:

(Name)

(Address)

4.           The undersigned hereby represents and warrants that the aforesaid Shares are being acquired for the account of the undersigned for investment and not with a view to, or for resale, in connection with the distribution thereof, and that the undersigned has no present intention of distributing or reselling such shares and all representations and warranties of the undersigned set forth in Section 11 of the attached Warrant are true and correct as of the date hereof.

(Signature)

(Name)

(Date)	(Title)

EXHIBIT B

FORM OF TRANSFER

(To be signed only upon transfer of Warrant)

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _______________________________________________ the right represented by the attached Warrant to purchase ____________ shares of ________________________ of INVENT VENTURES, INC. to which the attached Warrant relates, and appoints ______________ Attorney to transfer such right on the books of __________, with full power of substitution in the premises.

Dated:

(Signature must conform in all respects to name of Holder as specified on the face of the Warrant)

Address:

Signed in the presence of:

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